Exhibit i


                                  July 27, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

        Re: First Focus Funds, Inc. (formerly First Omaha Funds, Inc.) 1933 Act Registration No. 33-85982
               Post-Effective Amendment No. 14 to Form N1-A Registration
               Statement

Ladies and Gentlemen:

        In our opinion the securities being registered by the above-referenced Post-Effective Amendment will, when sold, be legally issued, fully paid and nonassessable. It is our further opinion that the above-referenced Post-Effective Amendment does not contain disclosures that would render it ineligible to become effective under Rule 485(b) under the Securities Act of 1933.

        We consent to the filing of this opinion as an Exhibit to the above-referenced Post-Effective Amendment and to the reference to our Firm under the caption "MANAGEMENT OF THE COMPANY - Legal Counsel" in the Statement of Additional Information included therein.

                                                Very truly yours,

                                                /s/  Donald F. Burt

                                                DONALD F. BURT